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PRIMEDEX HEALTH SYSTEMS, INC. AND AFFILIATES
EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
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                                                            Three months ended                 Six months ended
                                                                   April                             April
                                                      ------------------------------    -------------------------------
                                                            2003            2002             2003             2002
                                                      -------------    -------------    -------------     -------------
BASIC
  Weighted average number of common
     shares outstanding used in computing
     basic earnings per share                           41,100,734       40,759,664       41,076,590        40,745,928


  (Loss) Income available to common stockholders      $    701,000     $    836,000     $ (1,295,000)     $  1,753,000


  Basic (loss) earnings per share                     $       0.02     $       0.02     $      (0.03)     $       0.04


DILUTED
  Weighted average number of common
     shares outstanding used in computing
     basic earnings per share                           41,100,734       40,759,664       41,076,590        40,745,928
  Assumed exercise of stock
     options and warrants                                       --        4,904,471               --         2,452,236
                                                      -------------    -------------    -------------     -------------
                                                        41,100,734       45,664,135        41,076,590       43,198,164

  (Loss) Income available to common stockholders
     plus assumed conversions                         $    701,000     $    836,000     $ (1,295,000)     $  1,753,000

  Diluted (loss) earnings per share                   $       0.02     $       0.02     $      (0.03)     $       0.04


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